                               NEW FRONTIER MEDIA, INC.

                                   1,500,000 Units

                             AGREEMENT AMONG UNDERWRITERS



                                                              ___________, 1997

Centex Securities Incorporated
(As Representative of the several
  Underwriters Named in Schedule I
  to Exhibit A annexed hereto)
1020 Prospect Street, Suite 200
La Jolla, CA  92037

Gentlemen:

    We understand that New Frontier Media, Inc., a Colorado corporation (the "Company"), desires to enter into an agreement, substantially in the form of Exhibit A hereto (the "Underwriting Agreement"). The Underwriting Agreement provides for the sale by the Company to you and the other prospective Underwriters named in Schedule I to the Underwriting Agreement, severally and not jointly, of an aggregate of 1,500,000 units (the "Firm Units") consisting of one share of common stock ("Common Stock") of the Company and one redeemable common stock purchasae warrant ("Warrants"). In addition, the Company, pursuant to the Underwriting Agreement, will grant to the Underwriters an option to purchase up to an additional 225,000 Units underwritten (the "Option Units") for the purpose of covering over-allotments in connection with the sale of the Firm Units. The Firm Units and any Option Units purchased pursuant to the Underwriting Agreement are herein called the"Units."

    We understand that changes may be made in those who are to be Underwriters and in the respective number of Units to be purchased by them, but that the number of Units to be purchased by us as set forth in said Schedule I will not be changed without our consent except as provided herein or in the Underwriting Agreement. The parties on whose behalf you execute the Underwriting Agreement are herein called the "Underwriters."

    We desire to confirm the agreement among you, the undersigned and the other Underwriters with respect to the purchase of the Units by the Underwriters, severally and not jointly, from the Company. The aggregate number of Units which any Underwriter will be obligated to purchase from the Company pursuant to the terms of the Underwriting Agreement is herein called the "Underwriting Obligation" of that Underwriter.

    1. AUTHORITY AND COMPENSATION OF REPRESENTATIVE. We hereby authorize you, as our representative (the "Representative") and on our behalf, (a) to enter into an agreement with the

Company, in substantially the form attached hereto as Exhibit A, but with such changes therein as in your judgement will not be materially adverse to the Underwriters, (b) to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement,
(c) to take all such action as you in your discretion may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement and of this Agreement, and the sale and distribution of the Units and (d) to determine all matters relating to the public advertisement of the Units. We authorize you, in executing the Underwriting Agreement on our behalf, to set forth in Schedule I of the Underwriting Agreement as our commitment to purchase the number of Units (which shall not be substantially in excess of the number of Units included in your invitation to participate unless we have agreed otherwise) included in a wire, telex, or similar means of communication transmitted by you to us at least 24 hours prior to the commencement of the offering as our finalized Underwriting Obligation.

    As our share of the compensation, you have agreed to pay us $_________ per unit net of selling syndicate expenses, in respect of the aggregate number of Firm Units and Option Units, respectively, which we shall agree to purchase pursuant to the Underwriting Agreement. Such compensation shall constitute our sole compensation hereunder and we shall be responsible for our own expenses incurred in connection with the offering, including without limitation, all reallowance charges as set forth in the Underwriting Agreement.

    2. PUBLIC OFFERING OF UNITS. A public offering of the Units is to be made, as herein provided, as soon after the Registration Statement relating hereto becomes effective as in your judgement is advisable. The Units shall be initially offered to the public at the public offering price as determined by you and the Company. You will advise us by telegraph, facsimile or telephone when the Units shall be released for offering, when the registration statement relating to the Units shall become effective and the price at which the Units is initially to be offered. We authorize you as Representative of the Underwriters after the initial public offering, to change the public offering price, the concession and the re-allowance if, in your sole discretion, such action becomes desirable by reason of changes in general market conditions or otherwise. The public offering price at the time in effect is herein called the "Offering Price." After notice from you that the Units are released for public sale, we will offer to the public in conformity with the provisions hereof and with the terms of offering set forth in the Prospectus such Units as you advise us are not reserved. We agree not to offer or sell any of the Units to persons over whose accounts we exercise investment discretion without their specific advance consent.

    3. OFFERING TO DEALERS AND RETAIL SALES. We authorize you to reserve for offering and sale, and on our behalf to sell to retail purchasers (such sales being herein called "Retail Sales") and to dealers selected by you (such dealers, among whom any Underwriter may be included, being herein called "Selected Dealers") all or any part of our Units as you, in your sole discretion, shall determine. Such sales, if any, shall be made (a) in the case of Retail Sales, at the Offering Price, and (b) in the case of sales to Selected Dealers at the Offering Price less such concession or concessions as you, in your sole discretion, shall determine.


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    Any Retail Sales shall be as nearly as practicable in proportion to the
Underwriting Obligations of the respective Underwriters. Any sales to Selected Dealers made for our account shall be as nearly as practicable in the ratio that the Units reserved for our account for offering to Dealers bears to the aggregate of all Units of all Underwriters including you so reserved. The over-allotment option to the extent exercised, shall be exercised by you as a Representative of the Underwriters, and shall be exercised only for the purpose of making Retail Sales or sales to Selected Dealers by you. Such sales for our account of the over-allotment option shall as nearly as practicable be in proportion to the Underwriting Obligations of the respective Underwriters. On any Retail Sales or sales to Selected Dealers, including those pertaining to the overallotment option, made by you on our behalf we shall be entitled to receive only the Underwriter's concession.

    We agree that, from time to time prior to the termination of the provisions referred to in Section 13 hereof, we shall furnish to you such information as you may request in order to determine the number of Units purchased by us under the Underwriting Agreement which then remain unsold, and we shall upon your request sell to you for the account of any Underwriter as many of such unsold Units as you may designate at the Offering Price, less all or any part of the concession to Selected Dealers as you, in your sole discretion, shall determine. The provisions of Section 4 hereof shall not be applicable in respect of any such sale.

    We authorize you to determine the form and manner of any communications or agreements with the Selected Dealers. In the event that there shall be any agreements with Selected Dealers, you are authorized to act as manager thereunder and we agree, in such event, to be governed by the terms and conditions of such agreements. The form of Selected Dealer Agreement attached hereto as Exhibit B is satisfactory to us. Sales to Dealers shall be made under a Selected Dealers Agreement, attached hereto as Exhibit B, attached hereto and by this reference incorporated herein. Each Underwriter agrees that it will not offer any of the Units for sale at a price below the Offering Price or allow any concession therefrom except as herein otherwise provided. We as to our Units may enter into agreements with dealers, but any reallowance concession shall not exceed half of the Dealer's Concession.

    It is understood that any Selected Dealer to whom an offer may be made as hereinbefore provided shall be actually engaged in the investment banking or securities business and shall be either (a) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (b) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. Each Selected Dealer shall agree to comply with the provisions of Rule 2740 of the Conduct Rules of the NASD, and each foreign Selected Dealer who is not a member of the NASD also shall agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provisions of Rules 2730 and 2750 of the Conduct Rules, and to comply with Rule 2420 of the Conduct Rules thereof as that Rule applies to a non-member foreign dealer. The several Underwriters may allow, and the Selected Dealers, if any,


                                        3

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may re-allow such concession or concessions as you may determine from time to time on sales of Units to any qualified dealer, all subject to the Conduct Rules of the NASD.

    Nothing contained in this Agreement shall be deemed to restrict our right, subject to the provisions of this Section 3, to offer our Units prior to the effective date of the Registration Statement, provided that any such offer shall be made in compliance with any applicable requirements of the Securities Act of 1933 (the "1933 Act") and the 1934 Act and the rules and regulations of the Securities and Exchange Commission thereunder and of any applicable state securities laws.

    4. REPURCHASES IN THE OPEN MARKET. Any Units, Common Stock or Warrants sold by us (otherwise than through you) which shall be contracted for or purchased in the open market by you on behalf of any Underwriter or Underwriters shall be repurchased by us on demand at a price equal to the cost of such purchase plus commissions and taxes on redelivery. Any Units, Common Stock or Warrants delivered on such repurchase need not be the identical Units, Common Stock or Warrants originally sold by us. In lieu of delivery of such Units, Common Stock or Warrants to us, you may sell such Units, Common Stock or Warrants in any manner for our account and charge us with the amount of any loss or expense or credit us with the amount of any profit, less any expense, resulting from such sale, or charge our account with an amount not in excess of the concession to Selected Dealers.

    5. DELIVERY AND PAYMENT. We agree to deliver to you at or before 6:00 a.m. California time on the Closing Date referred to in the Underwriting Agreement payment for the Units to be purchased by us under the Underwriting Agreement in an amount equal to the Offering Price for such Units less the concession to Selected Dealers for Units which we retained for direct sale by us, against delivery of certificates for the Units for our account hereunder. If we are a member of or clear through a member of The Depository Trust Company ("DTC"), you may, in your discretion, deliver our Units through the facilities of DTC.

    You shall remit to us, as promptly as practicable, the amounts received by you from Selected Dealers and retail purchasers as payment in respect of Units sold by you for our account pursuant to Section 3 hereof for which payment has been received. Units purchased by us under the Underwriting Agreement and not reserved or sold by you for our account pursuant to Section 3 hereof shall be delivered to us as promptly as practicable after receipt by you. Any Units purchased by us and so reserved which remains unsold at any time prior to the settlement of accounts hereunder may, in your discretion, and shall, upon your request, be delivered to us, but, until termination of the first three paragraphs of Section 7 of the Selected Dealer Agreements pursuant to Section 8 thereof and of other selling arrangements, such delivery shall be for carrying purposes only. In case any Units reserved for sale in Retail Sales or to Selected Dealers shall not be purchased and paid for in due course as contemplated hereby, we agree (a) to accept delivery when tendered by you of any Units so reserved for our account and not so purchased and paid for, and (b) in case we shall have received payment from you in respect of any such Units, to reimburse you on demand for the full amount which you shall have paid us in respect for such Units.

    In the event of our failure to tender payment for Units as provided in the Underwriting Agreement, you shall have the right under the provisions thereof to arrange for other persons, who may include you and any other Underwriter, to purchase such Units which we had agreed to purchase, but without relieving us from liability for our default.

    6. AUTHORITY TO BORROW. We authorize you to advance your funds for our account (charging current interest rates) and to arrange loans for our account or the account of the Underwriters for the purpose of carrying out this Agreement, and in connection therewith to execute and deliver any notes or other instruments and to hold or pledge as security therefor all or any part of our Units or other Units purchased hereunder for our account. Any lender is hereby authorized to accept your instructions in all matters relating to such loans. Any part of our Units or of such other Units so held by you may be delivered to us for carrying purposes and, if so delivered, will be redelivered to you upon demand.

    7. ALLOCATION OF EXPENSES AND LIABILITY. We authorize you to charge our account with and we agree to pay (a) all transfer taxes on sales made by you for our account, except as herein otherwise provided, and (b) our proportionate share (based on our Underwriting Obligation) of all expenses incurred by you in connection with the purchase, carrying, sale and distribution of the Units and all other expenses arising under the terms of the Underwriting Agreement or this Agreement. Your determination of all such expenses and your allocation thereof shall be final and conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Funds for our account at any time in your hands may be held in your general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payments and receipts, shall be paid to or paid by us, provided that you may establish such reserves as you, in your sole discretion, shall deem advisable to cover possible additional expenses chargeable to the several Underwriters. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account and for our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities that may be incurred for the accounts of the Underwriters.

    8. LIABILITY FOR FUTURE CLAIMS. Neither any statement by you of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Units shall constitute any representation by you as to the existence or non-existence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to us or the termination of this Agreement or both, we shall be and remain liable for, and will pay on demand, (a) our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, or any of them, including any liability which may be incurred by or for the accounts of the underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business, partnership or any separate entity, and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.


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    9.   STABILIZATION AND OVER-ALLOTMENT.  We authorize you (a) to make purchases and sales of Units, Common Stock and Warrants in the open market or otherwise, for long or short account, and on such terms and at such prices as you, in your sole discretion, shall deem advisable, (b) in arranging for sales of the Units, to over-allot, and (c) either before or after the termination of this Agreement, to cover any short position or liquidate any long position incurred pursuant to this Section 9; subject, however, to the applicable rules and regulations of the Securities and Exchange Commission (the "Commission") under the 1934 Act. All such purchases and sales and over-allotments shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective Underwriting Obligations; provided, however, that our net position resulting from such purchases and sales and over-allotments shall not at the time of each such purchase or sale or over-allotment exceed, for either long or short account, 15% of the aggregate amount which we shall become obligated to pay in respect of the total number of Firm Units and Option Units purchased for our account. If you engage in any stabilizing transactions as Representative of the Underwriters, you shall notify us of that fact. Each of us agrees to file with you, within five business days following the date of termination of such transactions, triplicate originals of a report "not as manager" on Form X-17A-1 in accordance with the requirements of Rule 17a-2(e) under the Securities Exchange Act of 1934. You shall, as such Representative, file such reports with, and make the requisite reports on such transactions as required by, the Securities and Exchange Commission in accordance with Rule 17a-2 under the 1934 Act.

    10. OPEN MARKET TRANSACTIONS. We agree that we will not make bids or offers, or make or induce purchases or sales for our own account or the accounts of customers, in the open market or otherwise, either before or after the purchase of the Units and for either long or short account, of any shares of Common Stock or any security of the same class and series, or any right to purchase any such security except: (a) as provided in this Agreement, the Underwriting Agreement and the Selected Dealer Agreements or otherwise approved by you, (b) in brokerage transactions not involving solicitation of the customer's order and otherwise consistent with the provisions of Regulation M promulgated by the SEC, and (c) in connection with option and option-related transactions that are consistent with the "no-action" position set forth in Release No. 17609, as amended in Release No. 19565, of the Commission under the 1934 Act. We further agree that we will not lend, either before or after the purchase of the Units, to any customer, Underwriter, Selected Dealer or to any other securities broker or dealer any shares of Common Stock. Prior to the completion (as defined in Rule 10b-6 under the 1934 Act) of our participation in the distribution, we will otherwise comply with Rule 10b-6.

    11. BLUE SKY. Prior to the initial offering by the Underwriters, you will inform us as to the states and other jurisdictions under the respective securities or blue sky laws of which it is believed that the Units have been qualified for sale or is exempt from such qualification, but you do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or dealer to offer or sell the Units in any state or other jurisdiction.

    12. DEFAULT BY UNDERWRITERS. Default by one or more Underwriters in respect of their obligations under the Underwriting Agreement shall not release us from any of our obligations. In


                                        6

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the event of such default by one or more Underwriters, you are authorized to increase, pro rata with the other non-defaulting Underwriters, the number of Units which we shall be obligated to purchase from the Company; provided, however, that the aggregate amount of all such increases for all non-defaulting Underwriters shall not exceed 10% of the Units and, if the aggregate amount of the Units not taken up by such defaulting Underwriters exceeds such 10%, you are further authorized, but shall not be obligated, to arrange for the purchase by other persons, who may include you and other non-defaulting Underwriters, of all or a portion of the Units not taken up by such Underwriters. In the event any such increases or arrangements are made, the respective amounts of the Units to be purchased by the non-defaulting Underwriters and by any such other person or persons shall be taken as the basis for the Underwriter's obligations under this Agreement, but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any Units purchased by you for their respective accounts pursuant to Section 9 hereof, or to deliver any Units sold or over-allotted by you for their respective accounts pursuant to any provision of this Agreement, and to the extent that arrangements shall not have been made by you for other persons to assume the obligations of such defaulting Underwriter or Underwriters, each non-defaulting Underwriter shall assume its proportionate share of the aforesaid obligations of each such defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

    13.  TERMINATION.  Unless earlier terminated by you, the provisions of
Section 2, 3, 4, 6, 9 and 10 of this Agreement shall, except as otherwise provided herein, terminate thirty full business days after the effective date of the Registration Statement herein referred to, but may be extended by you for an additional period or periods not exceeding thirty full business days in the aggregate. You may, however, terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to us.

    14. GENERAL POSITION OF THE REPRESENTATIVE. In taking action under this Agreement, you shall act only as agent of the several Underwriters. Your authority shall include the taking of such action as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Units, including the right to make any modifications which you consider necessary or desirable in the arrangements with Selected Dealers or others. You shall be under no liability for or in respect of the value of the Units or the validity or the form thereof, the Registration Statement, the Prospectus or agreements or other instruments executed by the Company or others; or for or in respect of the delivery of the Units; or for the performance by the Company or others of any agreement on its or their part; nor shall you as Representative or otherwise be liable under any of the provisions hereof or for any matters connected herewith, except for want of good faith, and except for any liability arising under the 1933 Act; and only obligations expressly assumed by you as Representative herein shall be implied from this Agreement. In representing the Underwriters hereunder, you shall act as Representative of each of them respectively.
Nothing herein contained shall constitute the several Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in Section 12 hereof and in
Section 7 of the Underwriting Agreement.  If the Underwriters shall be


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deemed to constitute a partnership for Federal income tax purposes, it is the intent of each Underwriter to be excluded from the application of Subchapter x, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. Each Underwriter elects to be so excluded and agrees not to take any position inconsistent with such election. Each Underwriter authorizes you, in your discretion, to execute and file on behalf of the Underwriters such evidence of election as may be required by the Internal Revenue Service. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective Underwriting Obligations and are not joint.

    15. ACKNOWLEDGMENT OF RECEIPT OF REGISTRATION STATEMENT, ETC. We hereby confirm that we have examined the Registration Statement relating to the Units as heretofore filed by the Company with the Commission and each amendment thereto, if any, filed through the date hereof, including any documents filed under the 1934 Act through the date hereof and incorporated by reference into the Prospectus, that we are willing to be named as an underwriter therein and to accept the responsibilities of an underwriter thereunder, and that we are willing to proceed as therein contemplated. We confirm that we have authorized you to advise the Company on our behalf (a) as to the statements to be included in any Preliminary Prospectus and in the Prospectus under the heading "Underwriting" insofar as they relate to us, and (b) that there is no other information about us required to be stated in the Registration Statement or Prospectus. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any further amendments or supplements to the Registration Statement, of any document filed under the 1934 Act after the effective date of the Registration Statement and before termination of the offering of the Units by the Underwriters if such document is deemed to be incorporated by reference into the Prospectus and of any amended or supplemented Prospectus promptly, if and when received by you, but the making of such changes, amendments and supplements shall not release us or affect our obligations hereunder or under the Underwriting Agreement.

    16. INDEMNITY. We agree to indemnify and hold harmless each other Underwriter and any person who controls any such Underwriter within the meaning of Section 15 of the 1933 Act, to the extent that, and upon the terms on which, we agree to indemnify and hold harmless the Company and other specified persons as set forth in the Underwriting Agreement. Our indemnity agreement contained in this Section 16 shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person and shall survive the delivery of and payment for the Units and the termination of this Agreement and the similar agreements entered into with the other Underwriters.

         Each Underwriter (including you) will pay, upon your request, as contribution, its proportionate share, based upon its Underwriting Obligation, of any loss, claim damage or liability, joint or several, paid or incurred by any Underwriter (including you) to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary Prospectus or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Units, or the omission or alleged

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omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished to the Company through you by or on behalf of an Underwriter expressly for use therein) or relating to any transaction contemplated by this Agreement; and will pay such proportionate share of any legal or other expense reasonably incurred by you or with your consent in connection with investigating or defending against any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of our obligation under this paragraph, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company pursuant to Section 6 of the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this paragraph any loss, claim, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by you shall be included in the amounts payable pursuant to this paragraph. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense incurred by any person who controls any Underwriter within the meaning of
Section 15 of the 1933 Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain, at its own expense, its own counsel. You may settle or consent to the settlement of any such claim on advice of counsel retained by you. Whenever you receive notice of the assertion of any claim to which the provisions of this paragraph would be applicable, you will give prompt notice thereof to each Underwriter. If any Underwriter or Underwriters defaults in its or their obligation to make any payments under this paragraph, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon the proportion such non-defaulting Underwriter's Underwriting Obligation bears to the Underwriting Obligations of all non-defaulting Underwriters. Nothing therein shall relieve a defaulting Underwriter from liability for its default.

    17. CAPITAL REQUIREMENTS. We confirm that the incurrence by us of our obligations under this Agreement and under the Underwriting Agreement will not place us in violation of the net capital requirements of Rule 15c3-1 under the 1934 Act or of any applicable rules relating to capital requirements of any securities exchange to which we are subject.

    18. UNDERTAKING TO MAIL PROSPECTUSES. We represent to you that we have taken all action on our part required to have been taken to satisfy the policy set forth in Release No. 4968 of the Commission under the 1933 Act, including the distribution in the manner and at or prior to the time set forth in such Release, of copies of the Preliminary Prospectus relating to the Units (or, if you have so requested, copies of any revised Preliminary Prospectus) to all persons to whom we expect to mail confirmation of sale. As contemplated by Rule 15c2-8 under the 1934 Act, you agree to mail a copy of the Prospectus mentioned in the Underwriting Agreement to any person making a written request therefor during the period referred to in said Rule, the mailing to be made to the address given in the request. We confirm that we have delivered all Preliminary Prospectuses and revised Preliminary Prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all Prospectuses required to be delivered thereunder. We acknowledge that the copies of the Preliminary Prospectus furnished to us have been distributed to dealers who have been notified of the foregoing requirements pertaining to the delivery of Preliminary Prospectuses and Prospectuses. You have heretofore delivered to us such number of copies of Preliminary Prospectuses as have been reasonably requested by us, receipt of which is hereby acknowledged, and will deliver such number of copies of Prospectuses as will be reasonably requested by us.

    19. MISCELLANEOUS. We have transmitted herewith a completed Underwriters' Questionnaire on the form thereof supplied by you. Any notice hereunder from you to us or from us to you shall be deemed to have been duly given if sent by registered mail, telegram or teletype, to us at our address as set forth in our Underwriters' Questionnaire previously delivered to you, or to you at 1020 Prospect Street, Suite 200, La Jolla, California 92037, Attention: Mr. Bruce
A. Biddick.

    We understand that you are a member in good standing of the NASD. We hereby confirm that we are actually engaged in the investment banking or securities business and are either (a) a member in good standing of the NASD or
(b) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the 1934 Act who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (except that we may participate in sales to Selected Dealers and others under Section 3 of this Agreement). We hereby agree to comply with the provisions of Rule 2740 of the Conduct Rules of the NASD, and, if we are a foreign dealer and not a member of the NASD, we also hereby agree to comply with the NASD's interpretation with respect to free-riding and withholding and to comply, as though we were a member of the NASD, with the provisions of Rules 2730 and 2750 of the Conduct Rules, and to comply with Rule 2720 of the Conduct Rules as that Rule applies to a non-member foreign dealer. In connection with sales and offers to sell Units made by us outside the United States, its territories and possessions (i) we will either furnish to each person to whom any such sale or offer is made a copy of the then current Preliminary Prospectus or the Prospectus, as the case may be, or inform such person that such Preliminary Prospectus or Prospectus will be available upon request, and (ii) we will furnish to each person to whom any such sale or offer is made such prospectus, advertisement or other offering document containing information relating to the Units or the Company as may be required under the law of the jurisdiction in which such sale or offer is made. Any prospectus, advertisement or other offering document furnished by us to any person in accordance with the preceding sentence and any such addition offering material as we may furnish to any person (x) shall comply in all respects with the law of the jurisdiction in which it is so furnished, (y) shall be prepared and so furnished at our sole risk and expense and (z) shall not contain information relating to the Units or the Company which is inconsistent in any respect with the information contained in the then current Preliminary Prospectus or in the Prospectus, as the case may be.

    This instrument may be signed by or on behalf of the Underwriters in one or more counterparts each of which shall constitute an original and all of which together shall constitute one and the same agreement among all the Underwriters and shall become effective at such time as all the Underwriters shall have signed or have had signed on their behalf such counterparts and you shall have confirmed all such counterparts. You may confirm such counterparts by facsimile signature.

    This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the choice of law or conflicts of laws principles thereof.

    Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                                    Very truly yours,


                                    -------------------------------------------
                                    As Attorney-in-Fact for each of the several
                                    Underwriters named in Schedule I to the
                                    Underwriting Agreement
Confirmed as of the date
first above written:

Centex Securities Incorporated
As Representative

By:
   -----------------------------

                                      EXHIBIT A

                                UNDERWRITING AGREEMENT

                                      EXHIBIT B

                              SELECTED DEALER AGREEMENT

                               NEW FRONTIER MEDIA, INC.

                                   1,500,000 Units

                             UNDERWRITERS' QUESTIONNAIRE


    Each prospective Underwriter must deliver executed a copy to the Representative not later than ____________________, 1997 at the following address:


Mr. Bruce A. Biddick
Centex Securities Incorporated
1020 Prospect Street, Suite 200
La Jolla, CA  92037

Dear Mr. Biddick:

    In connection with the proposed offering of 1,500,000 newly issued units ("Units") consisting of one share of common stock and one redeemable common stock purchase warrant of New Frontier Media, Inc. (the "Company") and for use in the Registration Statement (Form SB-2) relating thereto filed with the Securities and Exchange Commission and the Prospectus included therein, the undersigned, as a prospective Underwriter, advises you as follows:

    1. Our exact name (as it should appear in the Prospectus) and our address are as follows:


    2. Except as indicated below: (a) neither we nor any of our directors, officers or partners have a "material" (as defined in the Rules and Regulations under the Securities Act of 1933) relationship with the Company or any of its officers or directors; (b) during the last three years, neither we nor any of our officers, directors or partners have been an officer or director of the Company or an "associate" (as defined in such Rules and Regulations) of any of the officers or directors of the Company or of any person who, to our knowledge, now owns of record or beneficially more than 10% of any class of voting securities of the Company; (c) neither we nor any of our directors, officers or partners, separately or as a group, now owns of record or beneficially more than 1% of any class of voting securities of the Company; (d) other than as may be stated in the Agreement Among Underwriters, the Underwriting Agreement, the Selected Dealer Agreement or in the Registration Statement, we do not know of any arrangements to limit or restrict the sale of the Units for the period of distribution, to stabilize the market for the Units, for withholding commissions, or otherwise to hold each prospective Underwriter or dealer responsible for the distribution of his participation in the Units, or for any discounts or commissions to be allowed or paid to dealers; (e) other than as set forth in the Preliminary Prospectus we have no knowledge that more than 5% of any class of voting securities of the Company is or is to be held subject to any voting trust or any similar agreement; (f) our proposed commitment to purchase the Units will not result in a violation of the financial responsibility requirements of Rule 15c3-1 under the Securities Exchange Act of 1934; (g) none of us, any of our directors, officers, partners or "persons associated with" us (as defined in the Bylaws of the National Association of Securities Dealers, Inc. "NASD"), or, to our knowledge, any "related person" (defined by the NASD to include counsel, financial consultants and advisors, finders, members of the selling or distribution groups and any other persons associated with or related to any of the foregoing), or any other broker-dealer (i) within the last 18 months has purchased in private transactions, or intend before, at or within six months after the commencement of the public offering to purchase in private transactions, any securities of the Company or any parent or subsidiary thereof or (ii) within the last 12 months had any dealings with the Company, or any parent, subsidiary or controlling stockholder thereof (other than relating to the proposed Agreement Among Underwriters and Selected Dealer Agreement), as to which documents or information are required to be filed with the NASD pursuant to its Statement of Policy Concerning Venture Capital and Other Investments or its Interpretation with Respect to Review of Corporate Financing, dated March 10, 1970, as amended; (h) we do not intend to confirm sales of Units to any accounts over which we exercise discretionary authority.

                (State exceptions, if any, or state "No Exceptions.")


    3. Set forth below or attached separately is a list of the states under the laws of which we are registered as a dealer in securities:

    4. Except an indicated below, we have not within the past 12 months prepared or had prepared for us any investment research reports or memoranda relating to the Company, engineering, management or report or memorandum relating to broad aspects of the business, operations or products of the Company, and no report or memorandum has been prepared for external use by us in connection with the proposed offering.

               (State "No Exceptions" or list and enclose three copies of each report or memorandum and describe distribution.)


    The undersigned understands that a court has held that it would be against the public policy manifested by the federal securities laws to permit an underwriter which has been found to have actual knowledge of false or misleading statements or omissions contained in a prospectus or an offering circular, to enforce against the issuer of the indemnity provisions customarily contained in an underwriting agreement. In this connection, the undersigned represents that it has no actual knowledge of false and misleading statements in or omissions from the Registration Statement and that, in accordance with the next paragraph, it will advise you if it becomes aware of any such statements or omissions.

    We agree to keep an accurate record of the distribution by us of copies of the Registration Statement and of each amendment thereto, and of each preliminary prospectus, and we also agree promptly upon request by the Company or by Centex Securities Incorporated to furnish to each person who received copies of the above, copies of any subsequent amendment or revised preliminary prospectus or of any memorandum furnished to us outlining changes in the Registration Statement or Prospectus. We agree to deliver a copy of the final form of Prospectus to each person who purchases any of the Units from us and shall otherwise comply with the provisions of Rule 15c2-8 under the 1934 Act and Release No. 4968 under the 1933 Act.

    The answers to the foregoing questions are correctly stated and are to the best knowledge, information and belief of the undersigned. The undersigned agrees to notify the Company promptly of any material changes in the foregoing information which may occur prior to the effective date of the Registration Statement covering the Units.

    In the event of a summary or cursory review by the Securities and Exchange Commission in accordance with Release No. 4934 under the Securities Act of 1933, as amended (the "1933 Act"), you are authorized on our behalf to acknowledge our awareness thereof and of our statutory responsibilities under the 1933 Act.

                                       Very truly yours,


[For Corporate Signature]
                                       --------------------------------------
                                       Corporate Name

                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------

[For Partnership Signature]
                                       --------------------------------------
                                       Partnership Name

Dated:_____________, 1997              By:
                                          -----------------------------------
                                          Partner

                               NEW FRONTIER MEDIA, INC.

                                   1,500,000 Units


                                  POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby irrevocably constitute and appoint Bruce A. Biddick and Phil Hanna of Centex Securities Incorporated, 1020 Prospect Street, Suite 200, La Jolla, California 92037, or any one of them, the true and lawful agent and attorney-in-fact of the undersigned, with full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting, with respect to all matters arising in connection with the undersigned's acting as one of the Underwriters of the proposed offering of the above-captioned securities, with full power and authority to execute and deliver for and on behalf of the undersigned all such agreements, consents and documents in connection therewith as said agent and attorney-in-fact may deem advisable. The undersigned hereby gives to said agent and attorney-in-fact full power and authority to act in the premises, including, without limiting the generality of the foregoing, the power and authority to execute and deliver in such form as said agent and attorney-in-fact may determine the Agreement Among Underwriters with respect to such securities, authorizing the Representative(s) named in such Agreement in turn to execute and deliver the Underwriting Agreement relating to the purchase of such securities and any Selected Dealer Agreement. The undersigned hereby ratifies and confirms all that said agent and attorney-in-fact, or any substitute or substitutes, may do by virtue hereof.

    WITNESS the due execution hereof at _______________________, this ____ day of _________, 1997.

                                       --------------------------------------
                                       (Name of Corporation or Firm)

    [SEAL]

                                       --------------------------------------
                                       Officer or Partner